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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


         NAME                                          STATE OF INCORPORATION
         ----                                          ----------------------

Budget Medical Products, Inc.                              California

ICU MedEurope Limited                                      United Kingdom

SetFinder, Inc.                                            Delaware

BMP de Mexico, S.A. de C.V.                                Mexico


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